Exhibit 10.5

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND
GLOBAL STOCK OPTION AWARD AGREEMENT

Silicon Laboratories Inc., a Delaware corporation (the “Company”), pursuant to its 2009 Stock Incentive Plan, as amended and restated (the “Plan”), hereby grants to the holder listed below (the “Participant”), an option to purchase the number of shares of the Company’s Common Stock, par value US$0.0001 (“Shares”), set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein and in the Global Stock Option Award Agreement attached hereto (the “Award Agreement”), including any country-specific terms and conditions set forth in an appendix to such agreement (the “Appendix”), and in the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:	US$

Total Number of Shares Subject to the Option:

Expiration Date:*

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:

Unless otherwise provided in the Award Agreement, the Option shall vest with respect to twenty-five percent (25%) of the total number of Shares subject to the Option on the first anniversary of the Vesting Commencement Date, and with respect to an additional 1/48th of the total number of Shares subject to the Option on the corresponding day of each consecutive month measured from the first anniversary of the Vesting Commencement Date (or on the last day of a month, to the extent such month does not have the corresponding day), subject to the Participant’s continued status as a service provider as an Employee, Director or Consultant on each applicable vesting date, such that all Shares subject to the Option shall be fully vested on the fourth anniversary of the Vesting Commencement Date.

*Expiration Date:

As an administrative matter, the vested portion of this Option may be exercised only until the close of the NASDAQ Global Select Market on the Expiration Date or the termination date set forth under Sections 3 or 7 of the Award Agreement or, if such date is not a trading day on the NASDAQ Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored.

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement, the Appendix and this Grant Notice.  The Participant has reviewed the Award Agreement, the Appendix, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Award Agreement, the Appendix and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

SILICON LABORATORIES INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

GLOBAL STOCK OPTION AWARD AGREEMENT

Silicon Laboratories Inc. (the “Company”) has granted to the Participant named in the Stock Option Grant Notice (the “Grant Notice”) to which this Global Stock Option Award Agreement (this “Award Agreement”) is attached an Award consisting of Stock Options subject to the terms and conditions set forth in the Grant Notice and this Award Agreement.  The Award has been granted pursuant to the Silicon Laboratories Inc. 2009 Stock Incentive Plan, as amended and restated (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference.

Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings assigned under the Plan.

1.                                      The Award.

The Company hereby awards to the Participant, as of the Grant Date set forth in the Grant Notice, an Option to purchase up to the number of Shares specified in the Grant Notice at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”) and subject to the terms and conditions of the Plan.

2.                                      Vesting of Option.

2.1.                            Dates of Exercise.  Except as otherwise provided in this Award Agreement, the Option shall vest and become exercisable for Shares in one or more installments as specified in the Grant Notice.  As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain vested and exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Sections 3 or 7, below.

2.2.                            Leave of Absence / Part-Time Work.  Unless otherwise determined by the Committee, the following provisions may apply upon the Participant’s commencement of an authorized leave of absence:

(a)                                 Authorized Leave.  The vesting schedule in effect under the Grant Notice shall be frozen as of the first fifteenth (15th) day of a month immediately following the commencement of the authorized leave, and the Option shall not become vested and exercisable for any additional installments during the period Participant remains on such leave.  Vesting of the Option shall resume upon the first fifteenth (15th) day of a month immediately following the Participant’s resumption of active Service (as defined in Section 3.1 below).

(b)                                 Vesting Credit for Leave.  Should the Participant resume active Service within ninety (90) days after the start date of the authorized leave, the Participant shall, for purposes of the vesting schedule set forth in the Grant Notice, receive vesting credit for the entire period of such leave.  If the Participant does not resume active Service within such ninety (90)-day period, then no vesting credit shall be given for the period of such leave.

(c)                                  Term of Option Upon Leave.  In no event shall the Option become vested and exercisable for any additional Shares or otherwise remain outstanding if the Participant does not resume active Service prior to the Expiration Date.

(d)                                 Part-Time Work.  To the extent permissible under applicable local law, if the Participant commences working on a part-time basis, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to the Participant’s part-time schedule.

2.3.                            Term of Option.  The Option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of the NASDAQ Global Select Market on the Expiration Date, unless sooner terminated in accordance with Sections 3 or 7, below (as further provided in the Grant Notice).

3.                                      Termination of Service.

The Option term specified in Section 2.3 shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

3.1.                            General Rule.  Should the Participant cease to provide services to the Company (or any Subsidiary or Affiliate) in the capacity of an Employee, Director or Consultant (collectively referred to herein as “Service”) for any reason (other than Disability or Misconduct) while the Option is outstanding, then the Option shall remain exercisable until the earlier of (i) the expiration of the three (3)-month period measured from the date of such cessation of Service or (ii) the Expiration Date.

3.2.                            Disability of the Participant.  Should the Participant cease Service by reason of Disability while the Option is outstanding, then the Option shall remain exercisable until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of such cessation of Service or (ii) the Expiration Date.

3.3.                            Number of Exercisable Shares Post-Service.  During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested Shares for which the Option is exercisable on the date of the Participant’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any vested Shares for which the Option has not been exercised.

3.4.                            Termination for Misconduct.  Should the Participant’s Service be terminated for Misconduct or should the Participant engage in Misconduct while the Option is outstanding, then the Option shall terminate immediately and cease to be outstanding.  In the event the Participant’s Service is suspended pending an investigation of whether the Participant’s Service will be terminated for Misconduct, all of the Participant’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

3.5.                            Cessation of Service.  For purposes of this Award Agreement, the Participant’s date of cessation of Service shall mean the date upon which the Participant ceases active performance of services for the Company, a Subsidiary or Affiliate, as determined by the Company following the provision of such notification of termination or resignation from Service and shall be determined solely by this Award Agreement and without reference to any other agreement, written or oral, including the Participant’s contract of employment (if any).  Thus, in the event of termination of the Participant’s Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s contract of employment, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, (i) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of Participant’s contract of employment, if any); and (ii) the period (if any) during which the Participant may exercise the Option after such termination of the Participant’s Service will commence on the date Participant ceases active performance of services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Participant is employed or terms of the Participant’s contract of employment, if any; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option (including whether the Participant may still be considered to be providing services while on a leave of absence).

4.                                      Exercise of Option.

4.1.                            Method of Exercise.  In order to exercise the Option with respect to all or any part of the Shares for which the Option is at the time vested and exercisable, the Participant (or any other person or persons exercising the Option) must take the following actions:

(a)                                 Execute and deliver to the Company a notice of exercise (the “Notice of Exercise”) in the form authorized by the Company, which may be electronic or written.  An electronic Notice of Exercise must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the applicable authorized representative of the Company (including a Company-designated brokerage firm).  In the event that the Participant is not authorized or is unable to provide an electronic Notice of Exercise, the Option shall be exercised by a written Notice of Exercise addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the applicable authorized representative of the Company (including a Company-designated brokerage firm).  Each Notice of Exercise, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Award Agreement.  Further, each Notice of Exercise must be received by the Company prior to the termination of the Option as set forth in Sections 2.3, 3 or 7 of this Award Agreement.

(b)                                 Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(i)                                     cash or check which, in the Company’s sole discretion, shall be made payable to a Company-designated brokerage firm or the Company; or

(ii)                                  as permitted by applicable law, through a special sale and remittance procedure pursuant to which the Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Tax-Related Items (as defined in subsection 5.1 below) and (B) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the Option, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company (or a Company-designated brokerage firm) in connection with the Option exercise.

Notwithstanding the foregoing, the Company reserves the right to restrict the methods of payment of the Exercise Price if necessary to comply with local law, as determined by the Company in its sole discretion.

(c)                                  Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than the Participant) have the right to exercise the Option.

(d)                                 Make appropriate arrangements with the Company (or Subsidiary or Affiliate employing or retaining the Participant) for the satisfaction of all applicable Tax-Related Items requirements applicable to the Option exercise.

As soon as practical after the exercise date, the Company shall issue to or on behalf of the Participant (or any other person or persons exercising the Option) the purchased Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), subject to the appropriate legends and/or stop transfer instructions.

Notwithstanding any other provisions of the Plan, this Award Agreement or any other agreement to the contrary, if at the time this Option is exercised, the Participant is indebted to the Company (or any Subsidiary or Affiliate) for any reason, the following actions shall be taken, as deemed appropriate by the Committee:

(i)                                     any Shares to be issued upon such exercise shall automatically be pledged against Participant’s outstanding indebtedness; and

(ii)                                  if this Option is exercised in accordance with subsection 4.1(b)(ii) above, the after-tax proceeds of the sale of the Participant’s Shares shall automatically be applied to the outstanding balance of the Participant’s indebtedness.

4.2.                            Restrictions on Exercise of the Option and Issuance of Shares.  The exercise of the Option and issuance of Shares upon such exercise shall be subject to compliance with all applicable requirements of U.S. federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable U.S. federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.  Further, regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Option has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

4.3.                            Fractional Shares.  In no event may the Option be exercised for any fractional Shares.

4.4.                            Excess Shares.  If the Shares covered by this Award Agreement exceed, as of the Grant Date, the number of Shares which may without stockholder approval be issued under the Plan, then the Option shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

4.5.                            Financing.  To the extent the Participant is not an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act, the Committee may, in its absolute discretion and without any obligation to do so, permit the Participant to pay the Exercise Price for the purchased Shares by delivering a full-recourse promissory note payable to the Company.  The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Committee in its sole discretion.

5.                                      Tax Withholding and Advice.

5.1.                            In General.  The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

5.2.                            Withholding of Taxes.  Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items (including hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy).  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)                                 withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer; or

(b)                                 withholding a number of whole Shares otherwise deliverable to the Participant upon exercise of the Option having a Fair Market Value equal to the Tax-Related Items obligations, as determined by the Company as of the date on which the Tax-Related Items obligations arise; or

(c)                                  withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale (specifically including where this Option is exercised in accordance with subsection 4.1(b)(ii) above) or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

(d)                                 direct payment from the Participant.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

If the Participant is covered by a Company tax equalization policy, the Participant agrees to pay to the Company any additional hypothetical tax obligation calculated and paid under the terms and conditions of such tax equalization policy.  Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

5.3.                            Tax Advice.  The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax, social contributions or other tax consequences of the transactions contemplated by this Award Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.  THE PARTICIPANT UNDERSTANDS THAT THE TAX AND SOCIAL SECURITY LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PARTICIPANT’S PARTICIPATION IN THE PLAN BEFORE TAKING ANY ACTION RELATED TO THE PLAN. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

6.                                      Authorization to Release Necessary Personal Information.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement, the Appendix and any other Option grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Company’s equity compensation plan recordkeeper is Fidelity Stock Plan Services, LLC (the “Recordkeeper”).  The Participant understands that Data will be transferred to the Recordkeeper or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s stock administration department.  The Participant authorizes the Company, the Recordkeeper and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s stock administration department.  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Options or other equity awards or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s stock administration department.

7.                                      Effect of Change in Control on Award.

This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.1                               Acceleration of Vesting.  In the event of a Change in Control, the Option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Shares at the time subject to the Option and may be exercised for any or all of those Shares as fully-vested Shares.  No such acceleration of the Option, however, shall occur if and to the extent: (i) the Option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) pursuant to the terms of the Change in Control or (ii) the Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Shares for which the Option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Shares over the aggregate Exercise Price payable for such Shares) and provides for subsequent pay-out in accordance with the same vesting schedule set forth in the Grant Notice.  The determination of option comparability under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.

7.2                               Termination of the Option Upon Change in Control.  Immediately prior to the consummation of the Change in Control, the Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

7.3                               Involuntary Termination After Change in Control.  In the event that the Option is, in connection with the Change in Control, either assumed by the successor corporation (or parent thereof) or replaced with a comparable option of the successor corporation (or parent thereof) and, within eighteen (18) months of the effective date of the Change in Control, the Participant’s Service terminates due to Involuntary Termination, the Option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall, immediately upon the effective date of the Involuntary Termination, become exercisable for all of the Shares at the time subject to the Option and may be exercised for any or all of those Shares as fully-vested Shares for the same period specified in Section 3.1 hereof.

8.                                      Adjustments for Changes in Capital Structure.

The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Award Agreement and Article 11 of the Plan.  Upon the occurrence of an event described in Article 11 of the Plan, any and all new, substituted or additional securities or other property to which a holder of a Share issuable in settlement of the Option would be entitled shall be immediately subject to the Award Agreement and included within the meaning of the term “Shares” for all purposes of the Option.  The Participant shall be notified of such adjustments and such adjustments shall be binding upon the Company and the Participant.

9.                                      No Entitlement or Claims for Compensation.

In accepting the Option, the Participant acknowledges, understands and agrees that:

9.1.                            the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

9.2.                            the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

9.3.                            all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

9.4.                            the Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company,  the Employer or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any);

9.5.                            the Participant is voluntarily participating in the Plan;

9.6.         the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

9.7.         the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

9.8.         the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

9.9.         if the underlying Shares do not increase in value, the Option will have no value;

9.10.       if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

9.11.       no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s contact of employment, if any), and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

9.12.       unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and

9.13.       the following provisions apply only if the Participant is providing services outside the United States:

(i)            the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose; and

(ii)           the Participant acknowledges and agrees that neither the Company, the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10.          Rights as a Stockholder.

The Participant shall not have any stockholder rights with respect to the Shares until the Participant exercises the Option, pays the Exercise Price and the purchased Shares are issued or the purchased Shares are deposited in a brokerage account (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8.

11.          Miscellaneous Provisions.

11.1.       Amendment.  The Committee may amend this Award Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Award Agreement without the consent of the Participant, except to the extent such amendment is desirable or necessary to comply with applicable law, including, but not limited to, Code Section 409A as further provided in the Plan.  No amendment or addition to this Award Agreement shall be effective unless in writing.

11.2.       Nontransferability of the Option.  Prior to the issuance of Shares upon exercise, no right or interest of the Participant in the Option nor any Shares subject to the Option shall be in any manner pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate or shall become subject to any lien, obligation, or liability of such Participant to any other party other than the Company, or a Subsidiary or Affiliate.  Except as otherwise provided by the Committee, no Option shall be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution.  All rights with respect to the Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

11.3.       Further Instruments and Imposition of Other Requirements.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  Furthermore, the Participant acknowledges that the laws of the country in which the Participant is working at the time of grant and exercise of the Option or the sale of Shares received pursuant to this Award Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill.

11.4.       Binding Effect.  This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

11.5.       Notices.  Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address maintained for the Participant in the Company’s records or at the address of the local office of the Company or of a Subsidiary or Affiliate at which the Participant works.

11.6.       Construction of Award Agreement.  The Grant Notice, this Award Agreement, and the Option evidenced hereby (i) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (ii) constitute the entire agreement between the Participant and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter.  All decisions of the Committee with respect to any question or issue arising under the Grant Notice, this Award Agreement or the Plan shall be conclusive and binding on all persons having an interest in this Option.

11.7.       Governing Law and Venue.  The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Texas, U.S.A. without regard to the conflict-of-laws rules thereof or of any other jurisdiction.  For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Travis County, Texas, or the federal courts for the United States for the Western District of Texas, where this grant is made and/or to be performed.

11.8.       Compliance.

(a)           Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and State securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)           Section 409A.  Notwithstanding any other provision of the Plan, this Award Agreement or the Grant Notice, the Plan, this Award Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof (“Section 409A”)).  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Award Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction in benefits payable under the Option, as the Committee determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A, and makes no undertakings to preclude Section 409A from applying to the Option or to ensure that it complies with Section 409A.

(c)           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Award Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.9.       Administration.  The Committee shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Award Agreement or the Option.

11.10.     Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11.     Severability.  If any provision of this Award Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Award Agreement shall be deemed valid and enforceable to the full extent possible.

11.12.     Language.  If the Participant has received this Award Agreement or any other document related to the Plan into a language other than English and the meaning of the translated version is different from the English version, the English version will control.

11.13.     Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

11.14.     Appendix.  Notwithstanding any provisions in this Award Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Award Agreement for the Participant’s country of residence.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and, in such event, the Company reserves the right to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  The Appendix is hereby incorporated by reference as part of this Award Agreement.

11.15.     Waiver.  The Participant acknowledges that the Company’s waiver of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant.

11.16.     Clawback/Recovery.  The Options shall be subject to the Clawback/Recovery provisions contained in Article 15.16 of the Plan.

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

APPENDIX TO

GLOBAL RESTRICTED STOCK UNITS AWARD AGREEMENT

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option to the Participant by Silicon Laboratories Inc. (the “Company”) under the Silicon Laboratories Inc. 2009 Stock Incentive Plan, as amended and restated (the “Plan”) if the Participant resides in one of the countries listed below.  Capitalized terms not explicitly defined in this Appendix but defined in the Plan or the Global Restricted Stock Units Award Agreement (the “Award Agreement”) shall have the same definitions as in the Plan, the Grant Notice and/or the Award Agreement, as applicable.

Notifications

This Appendix also includes information regarding exchange control and other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the respective countries as of October 2013.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the Option is exercised or the Shares issued upon exercise are are sold.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

UNITED STATES

Terms and Conditions

Death of the Participant.  The following provision supplements Section 3 of the Award Agreement:

Should the Participant cease Service by reason of his or her death, the vesting of the Option shall automatically accelerate so that the Option shall become exercisable for all of the Shares at the time subject to the Option and may be exercised by the personal representative of the Participant’s estate, the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of the Participant’s death or (ii) the Expiration Date.